UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwritten Public Offering of Convertible Senior Notes

On June 7, 2016, Nevro Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J. P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”) to issue and sell $150.0 million aggregate principal amount of 1.75% Convertible Senior Notes due 2021 (the “Initial Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-211864) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). On June 8, 2016, the Underwriters exercised their option to purchase an additional $22.5 million aggregate principal amount of such notes (the “Additional Notes”, and together with the “Initial Notes”, the “Notes”). The Company estimates that the net proceeds from the Offering will be approximately $166.2 million after deducting fees and estimated offering expenses. On June 13, 2016, the Company closed the Offering.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Supplemental Indentures Relating to Convertible Senior Notes

On June 13, 2016, the Company entered into a first supplemental indenture, relating to the issuance by the Company of the Notes (the “Supplemental Indenture”), supplementing the indenture, dated June 13, 2016 (the “Base Indenture”, and together with the Supplemental Indenture, the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes will mature on June 1, 2021, unless earlier repurchased or converted. The Notes will bear interest from June 13, 2016 at a rate of 1.75% per year payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2016. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding December 1, 2020, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after December 1, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, as described in the Indenture. The conversion rate for the Notes will initially be 10.3770 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $96.37 per share of common stock). The initial conversion price of the Notes represents a premium of approximately 32.5% to the $72.73 per share closing price of the Company’s common stock on the New York Stock Exchange on June 7, 2016.

The foregoing summary is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, the Form of Global 1.75% Convertible Senior Note due 2021 included in the Supplemental Indenture (the “Global Note”), which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Convertible Note Hedge and Warrant Transactions

On June 7, 2016, in connection with the pricing of the Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Base Note Hedge Transactions”) with each of Morgan Stanley & Co. International plc, Bank of America, N.A. and Goldman, Sachs & Co (the “Option Counterparties”). On June 8, 2016, in connection with the Underwriters’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated convertible note hedge transactions with the Option Counterparties (the “Additional Note Hedge Transactions”, together with the Base Note Hedge Transactions, the “Note Hedge Transactions”).

The Note Hedge Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Note Hedge Transactions, which is initially $96.37 (subject to adjustment), corresponding approximately to the initial conversion price of the Notes.

On June 7, 2016, the Company also entered into separate, privately negotiated warrant transactions with the Option Counterparties (the “Base Warrant Transactions”) in which it sold net-share-settled (or, at the Company’s election subject to certain conditions, cash-settled) warrants to the Option Counterparties initially relating to the same number of shares of the Company’s common stock initially underlying the Notes, subject to customary anti-dilution adjustments. On June 8, 2016, in connection with the Underwriters’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated warrant transactions with the Option Counterparties (the “Additional Warrant Transactions”, together with the Base Warrant Transactions, the “Warrant Transactions”). The strike price of the warrants will initially be $127.2775 per share (subject to adjustment), which is 75% above the last reported sale price of the Company’s common stock on the New York Stock Exchange on June 7, 2016. The Warrant Transactions could have a dilutive effect to the Company’s stockholders to the extent that the Warrant Transactions are not cash-settled and the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or the Warrant Transactions.

The foregoing summary is qualified in its entirety by reference to the text of the confirmations of the Note Hedge Transactions and the Warrant Transactions, which are filed as Exhibits with this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On June 13, 2016, the Company used approximately $21.0 million of the net proceeds from the issuance of the Notes to repay all amounts owed (including the associated closing and repayment fees) under its term loan agreement, dated as of October 24, 2014, by and among the Company, Capital Royalty Partners II L.P. (“Capital Royalty”) and certain affiliates of Capital Royalty party thereto as lenders (as amended, the “Credit Agreement”), and related documents. As a result, the Credit Agreement was terminated in accordance with its terms on June 13, 2016 and all security interests granted by the Company under the Credit Agreement and related documents were released and terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Supplemental Indentures Relating to Convertible Senior Notes” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Option

Counterparties. The Warrant Transactions and the shares of the Company’s common stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the common stock are issued upon exercise of the warrants by any of the Option Counterparties pursuant to the respective Warrant Transactions, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with any resulting issuance of shares of the common stock.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 7, 2016, by and among Nevro Corp., J. P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters.

4.1	Indenture, dated as of June 13, 2016, by and between Nevro Corp. and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of June 13, 2016, by and between Nevro Corp. and Wilmington Trust, National Association.

4.3	Form of 1.75% Convertible Senior Note Due 2021 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

10.1	Letter Agreement, dated June 7, 2016, between Morgan Stanley & Co. International plc and Nevro Corp., regarding the Base Warrants.

10.2	Letter Agreement, dated June 7, 2016, between Bank of America, N.A. and Nevro Corp., regarding the Base Warrants.

10.3	Letter Agreement, dated June 7, 2016, between Goldman, Sachs & Co. and Nevro Corp., regarding the Base Warrants.

10.4	Letter Agreement, dated June 7, 2016, between Morgan Stanley & Co. International plc and Nevro Corp., regarding the Base Call Option Transaction.

10.5	Letter Agreement, dated June 7, 2016, between Bank of America, N.A. and Nevro Corp., regarding the Base Call Option Transaction.

10.6	Letter Agreement, dated June 7, 2016, between Goldman, Sachs & Co. and Nevro Corp., regarding the Base Call Option Transaction.

10.7	Letter Agreement, dated June 8, 2016, between Morgan Stanley & Co. International plc and Nevro Corp., regarding the Additional Warrants.

10.8	Letter Agreement, dated June 8, 2016, between Bank of America, N.A. and Nevro Corp., regarding the Additional Warrants.

10.9	Letter Agreement, dated June 8, 2016, between Goldman, Sachs & Co. and Nevro Corp., regarding the Additional Warrants.

10.10	Letter Agreement, dated June 8, 2016, between Morgan Stanley & Co. International plc and Nevro Corp., regarding the Additional Call Option Transaction.

10.11	Letter Agreement, dated June 8, 2016, between Bank of America, N.A. and Nevro Corp., regarding the Additional Call Option Transaction.

10.12	Letter Agreement, dated June 8, 2016, between Goldman, Sachs & Co. and Nevro Corp., regarding the Additional Call Option Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: June 13, 2016	By:	/s/ Andrew H. Galligan
Andrew H. Galligan
Chief Financial Officer